                                                                    Exhibit 10.3

                         PEGASUS PHARMACEUTICALS COMPANY
                           2000 EQUITY INCENTIVE PLAN
                          AS ADOPTED DECEMBER 19, 2000

     ARTICLE 1. DEFINITIONS.

     As used in this Plan, the following terms will have the following meanings:

     1.1. "AWARD" means any award under this Plan, including any Option or Restricted Stock Award.

     1.2. "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

     1.3. "BOARD" means the Board of Directors of the Company.

     1.4. "CAUSE" means Termination because of (i) any willful material violation by the Participant of any law or regulation applicable to the business of the Company, (ii) the Participant's conviction of, or plea of nolo confendre or guilty with respect to, a felony or a crime involving moral turpitude, (iii) any willful perpetration by the Participant of a common law fraud, (iv) the Participant's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (v) any material breach by the Participant of any provision of any agreement or understanding between the Company and the Participant regarding the terms of the Participant's service as an employee, director or consultant to the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, director or consultant of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and the Participant, (vi) Participant's disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company, or (vii) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

     1.5. "CODE" means the Internal Revenue Code of 1986, as amended.

     1.6. "COMMITTEE" means the committee appointed by the Board to administer this Plan, or if no committee is appointed, the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, the Committee the Committee shall consist solely of two or more directors who are not employees of the Company each of whom is both an "outside director," within the meaning of
Section 162(m) of the Code, and a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act. Within the scope of such authority, the board of directors or the Committee may (i) delegate to a committee of one or more members of the board who do not meet the above requirements the authority to grant awards under the Plan to eligible persons who are either (1) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are "non-employee directors," within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.

     1.7. "COMMON STOCK" means the Company's common stock, par value $.01 per share.

     1.8. "COMPANY" means Pegasus Pharmaceuticals Company, a Delaware corporation, or any successor corporation.

     1.9. "DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

     1.10. "EXERCISE PRICE" means the price at which a holder of an Option may purchase Shares issuable upon exercise of the Option.

     1.11. "FAIR MARKET VALUE" means, as of any date, the value of a share of Common Stock determined as follows:

          1.11.1. if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

          1.11.2. if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

          1.11.3. if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

          1.11.4. if none of the foregoing is applicable, by the Committee in such manner as it shall deem reasonable in good faith.

     1.12. "IMMEDIATE FAMILY" means parents, siblings, spouse, in-laws and issue, spouses of such issue and any trust in which such individuals have more than a fifty percent beneficial interest, a foundation in which these individuals control the management of assets and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

     1.13. "OPTION" means an award of an option to purchase Shares pursuant to
Article 5.

     1.14. "PARTICIPANT" means a person who receives an Award under this Plan.

     1.15. "PLAN" means this Pegasus Pharmaceuticals Company 2000 Equity Incentive Plan, as amended from time to time.

     1.16. "PURCHASE PRICE" the price at which a Participant may purchase Restricted Stock.

     1.17. "PUBLIC TRADING DATE" means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

     1.18. "RESTRICTED STOCK" means Shares purchased pursuant to a Restricted Stock Award.

     1.19. "RESTRICTED STOCK AWARD" means an award of Shares pursuant to Article 6.

     1.20. "SEC" means the United States Securities and Exchange Commission.

     1.21. "SECURITIES ACT" means the federal Securities Act of 1933, as amended.

     1.22. "SHARES" means shares of Common Stock reserved for issuance under this Plan, as adjusted pursuant to Section 3.2 and Article 17, and any successor security.

     1.23. "TERMINATION" OR "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated in writing. In the case of any participant on (i) sick leave, (ii) military leave or (iii) on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

     1.24. "UNVESTED SHARES" means "Unvested Shares" as defined in the Award Agreement.

     ARTICLE 2. PURPOSE.

     2.1. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, by offering them an opportunity to participate in the Company's future performance through awards of Options and Restricted Stock. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933.

     ARTICLE 3. SHARES SUBJECT TO THE PLAN.

     3.1. Number Of Shares Available. Subject to Sections 3.2 and Article 17, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be One Million Three Hundred Seventy-Five Thousand (1,375,000) Shares. No individual shall be granted, in any calendar year, Options or Restricted Stock with respect to more than Five Hundred Thousand (500,000) Shares; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under
Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 3.2. For purposes of this Section 3.1, if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 3.2), the canceled Option will be counted against the limit set forth in this Section
3.1. For this purpose, if the Exercise Price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option. No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. Subject to Sections 3.2 and Article 17, if any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. At all times the Company will reserve and keep available a sufficient number of Shares as are required to satisfy the requirements of all Awards granted under this Plan.

     3.2. Adjustment Of Shares. In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the Purchase Prices of and number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

     ARTICLE 4. ADMINISTRATION.

     4.1. Committee Authority. The Committee, or the Board acting as the Committee, will administer this Plan. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

          4.1.1. construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

          4.1.2. prescribe, amend and rescind rules and regulations relating to this Plan;

          4.1.3. select persons to receive Awards;

          4.1.4. determine the form and terms of Awards;

          4.1.5. determine the number of Shares or other consideration subject to Awards;

          4.1.6. determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company;

          4.1.7. grant waivers of Plan or Award conditions;

          4.1.8. determine the vesting, exercisability and payment of Awards;

          4.1.9. correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement, any Exercise Agreement or any Restricted Stock Purchase Agreement;

          4.1.10. determine whether an Award has been earned; and

          4.1.11. make all other determinations necessary or advisable for the administration of this Plan.

     4.2. Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, and subject to Section 5.10, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan.

     ARTICLE 5. OPTIONS.

     The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

     5.1. Eligibility for Grants. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company. All other Awards may be granted to employees, officers, directors and consultants of the Company; provided such consultants are natural persons and they render bona fide services to the Company not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

     5.2. Form Of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

     5.3. Date Of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

     5.4. Exercise Period. Options may be exercisable immediately (subject to repurchase pursuant to Article 11 of this Plan) or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company ("Ten Percent Shareholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

     5.5. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 85% of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO will not be less than 100% of the Fair Market Value of the Shares on the date of grant, and (ii) the Exercise Price of an ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Article 7 of this Plan.

     5.6. Method Of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

     5.7. Termination. Subject to earlier termination pursuant to Articles 17 and 18 and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

          5.7.1. If the Participant is Terminated for any reason except death, Disability or for Cause, then the Participant may exercise such Participant's Options, only to the extent that such Options are exercisable upon the Termination Date, and no later than three (3) months after the Termination Date (or within such shorter time period, not less than thirty
     (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an
     NQSO) but in any event, no later than the expiration date of the Options.

          5.7.2. If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant's Disability or Cause), then Participant's Options may be exercised only to the extent that such Options are exercisable by Participant on the Termination Date, and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond (x) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or disability, within the meaning of Section 22(e)(3) of the Code, or (y) twelve (12) months after the Termination Date when the Termination is for Participant's disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.

          5.7.3. If the Participant is terminated for Cause, then Participant's Options shall expire on such Participant's Termination Date, or if the Committee otherwise provides in its sole discretion, at such later time and on such conditions as are determined by the Committee.

     5.8. Limitations On Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is exercisable at any time.

     5.9. Limitations On ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Article 18 below) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

     5.10. Modification, Extension Or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.5 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

     5.11. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

     ARTICLE 6. RESTRICTED STOCK.

     A Restricted Stock Award is an offer by the Company to sell or grant to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer or grant will be made, the number of Shares subject to such offer or grant, the Purchase Price, if any, and the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

     6.1. Form Of Restricted Stock Award. All purchases under a Restricted Stock Awards made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.

     6.2. Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Article 11 of this Plan or such other restrictions as the Committee may determine.

     ARTICLE 7. PAYMENT FOR SHARE PURCHASES.

     7.1. Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

          7.1.1. by cancellation of indebtedness of the Company to the Participant;

          7.1.2. by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

          7.1.3. by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

          7.1.4. by waiver of compensation due or accrued to the Participant for services rendered;

          7.1.5. with respect only to purchases upon exercise of an Option, on and after the Public Trading Date:

               7.1.5.1. through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

               7.1.5.2. through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

               7.1.5.3. by the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof to the Company; and

               7.1.5.4. by any combination of the foregoing.

     7.2. Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

     ARTICLE 8. WITHHOLDING TAXES.

     8.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

     8.2. Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and will be in writing in a form acceptable to the Committee.

     ARTICLE 9. PRIVILEGES OF STOCK OWNERSHIP.

     9.1. Voting And Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Article 11.

     ARTICLE 10. TRANSFERABILITY.

     10.1. Awards Non-Transferable. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant an Award will be exercisable only by the Participant, and only the Participant may make any elections with respect to an Award. Notwithstanding the foregoing, to the extent permitted by applicable securities laws, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to Immediate Family members. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

     ARTICLE 11. RESTRICTIONS ON SHARES.

     11.1. Right Of First Refusal. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided, that such right of first refusal terminates upon the Company's initial public offering of Common Stock pursuant an effective registration statement filed under the Securities Act.

     11.2. Right Of Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase Unvested Shares held by a Participant, for cash and/or cancellation of purchase money indebtedness, following such Participant's Termination at any time within the later of ninety (90) days after the Participant's Termination Date and the date the Participant purchases Shares under the Plan, at the Participant's Exercise Price or Purchase Price, as the case may be, provided, that unless the Participant is an officer, director or consultant of the Company, such right of repurchase lapses at the rate of at least twenty percent (20%) per year over five (5) years from: (A) the date of grant of the Option, or
(B) in the case of Restricted Stock, the date the Participant purchases the Shares.

     ARTICLE 12. CERTIFICATES.

     12.1. Legends. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted. These may include appropriate "stop-transfer" instructions issued to the Company's transfer agent, if any, or, if the Company transfers its own securities, appropriate notations to the same effect in its own records.

     ARTICLE 13. ESCROW; PLEDGE OF SHARES.

     13.1. Deposit of Shares. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     ARTICLE 14. EXCHANGE AND BUYOUT OF AWARDS.

     14.1. Committee Determination. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of Common Stock of the Company (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

     ARTICLE 15. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

     15.1. Condition of Effectiveness. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption or completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, or take any other steps as may be necessary to enable the shares to be offered and sold or resold under federal or other securities laws, and the Company will have no liability for any inability or failure to do so.

     ARTICLE 16. NO OBLIGATION TO EMPLOY.

     16.1. No Right of Continued Employment. This Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or limit in any way the right of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

     ARTICLE 17. CORPORATE TRANSACTIONS.

     17.1. Assumption Or Replacement Of Awards By Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption, conversion or replacement will be binding on all

Participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges with the Company in such merger, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their shares or other equity interests in the Company, or (d) the sale of all or substantially all of the assets of the Company, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction. In the event the successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 17.1, then notwithstanding any other provision in this Plan to the contrary, the Committee or Board may make such provisions regarding all outstanding Awards as it shall deem advisable, including but not limited to providing for the acceleration of vesting and for settlement, including cash payment of an Award, upon or immediately before the effectiveness of such transaction.

     17.2. Other Treatment Of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Article 17, in the event of the occurrence of any transaction described in Section 17.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

     17.3. Assumption Of Awards By The Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either granting an Award under this Plan in substitution of such other company's award or assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Exercise Price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the
Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     ARTICLE 18. TERM OF PLAN/GOVERNING LAW.

     18.1. Term. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval.

     18.2. Governing Law. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles which would require the application of the laws of any other jurisdiction.

     ARTICLE 19. AMENDMENT OF PLAN

     19.1. Authority to Amend. The Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Articles 5 and 6 of the Plan. The Board may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit. Any shares authorized under Article 3 (or any amendment thereof) with respect to which no Award is granted prior to termination of the Plan, or with respect to which an Award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred so as to be available to satisfy awards or grants under any subsequent stock incentive plan or similar plan for employees of the Company.

     ARTICLE 20. ADDITIONAL PROVISIONS.

     20.1. Plan Nonexclusive. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     20.2. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

     20.3. Use of Proceeds. Cash proceeds received by the Company from the issuance of shares pursuant to Awards under the Plan shall constitute general funds of the Company.